                                                                     EXHIBIT 4.7
                                                                     -----------

                      AMENDMENT NO. 1 TO CREDIT AGREEMENT
                      -----------------------------------

               THIS AMENDMENT NO. 1 ("Amendment") dated as of January 12, 1995, to that certain Credit Agreement by and among ROBBINS & MYERS, INC. and its subsidiaries listed on the signature pages hereof ("Borrowers"), BANK ONE, DAYTON, N.A. and NATIONAL CITY BANK, COLUMBUS as Banks ("Banks") and BANK ONE, DAYTON, N.A. as agent for the Banks ("Agent") dated as of June 24, 1994 (the "Agreement").

                          WHEREAS, Borrowers, Banks and Agent have agreed to
               amend the Agreement on the terms and subject to the conditions set forth herein, for the purpose of increasing the amount of letters of credit that can be outstanding.

               NOW, THEREFORE, intending to be legally bound the parties hereto agree as follows:

               A. Capitalized terms used and not otherwise defined herein are used with the meaning set forth in the Agreement.

               B. The definition of Letter of Credit Commitment in Exhibit 1.1 to the Agreement is hereby amended and restated in its entirety as follows:

                     "Letter of Credit Commitment" is Fifteen Million
               ($15,000,000) Dollars.

               H. This Amendment shall become effective when it has been executed by Agent, Banks and Borrowers. Borrowers shall be responsible for all fees and expenses of Bank's counsel incurred in the preparation, negotiation and execution of this Amendment.

               I. Except as expressly modified hereby, the Agreement remains unaltered and in full force and effect. This Amendment shall be considered an integral part of the Agreement, and all references to the Agreement in the Agreement itself or any document referring thereto shall, on and after the date of execution of this Amendment, be deemed to be references to the Agreement as amended by this Amendment.

               IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first written above.

                                                  ROBBINS & MYERS, INC.


                                                  By____________________________

                                                  Its___________________________

                                               CHEMINEER, INC.


                                               By____________________________

                                               Its___________________________


                                               PFAUDLER (UNITED STATES), INC.


                                               By____________________________

                                               Its___________________________


                                               EDLON PRODUCTS, INC.


                                               By____________________________

                                               Its___________________________


                                               BANK ONE, DAYTON, N.A., as Agent


                                               By____________________________

                                               Its___________________________


                                               NATIONAL CITY BANK, COLUMBUS


                                               By____________________________

                                               Its___________________________


                                               BANK ONE, DAYTON, N.A., as a Bank


                                               By____________________________

                                               Its___________________________

                      AMENDMENT NO. 2 TO CREDIT AGREEMENT
                      -----------------------------------

               THIS AMENDMENT NO. 2 ("Amendment") dated as of February 28, 1995, to that certain Credit Agreement by and among ROBBINS & MYERS, INC. and its subsidiaries listed on the signature pages hereof ("Borrowers"), BANK ONE, DAYTON, N.A. and NATIONAL CITY BANK, COLUMBUS as Banks ("Banks") and BANK ONE, DAYTON, N.A. as agent for the Banks ("Agent") dated as of June 24, 1994, as amended January 12, 1995 (the "Agreement").

                          WHEREAS, Borrowers, Banks and Agent have agreed to
               amend the Agreement on the terms and subject to the conditions set forth herein, for the purpose of modifying the investments Borrower and its Subsidiaries may make.

               NOW, THEREFORE, intending to be legally bound the parties hereto agree as follows:

               A. Capitalized terms used and not otherwise defined herein are used with the meaning set forth in the Agreement.

               B. Subparagraph 8.9(d) shall be modified and amended to read as follows:

                          (d) Investments by a Borrower or Subsidiary, in an aggregate principal amount not to exceed Twelve Million Dollars ($12,000,000) at any time outstanding, in cash equivalents and other investment grade securities having a maturity of not more than one hundred eighty (180) days.

               H. This Amendment shall become effective when it has been executed by Agent, Banks and Borrowers. Borrowers shall be responsible for all fees and expenses of Bank's counsel incurred in the preparation, negotiation and execution of this Amendment.

               I. Except as expressly modified hereby, the Agreement remains unaltered and in full force and effect. This Amendment shall be considered an integral part of the Agreement, and all references to the Agreement in the Agreement itself or any document referring thereto shall, on and after the date of execution of this Amendment, be deemed to be references to the Agreement as amended by this Amendment.

               IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first written above.

                                                  ROBBINS & MYERS, INC.


                                                  By____________________________

                                                  Its___________________________

                                                  CHEMINEER, INC.

                                                  By____________________________

                                                  Its___________________________


                                                  PFAUDLER (UNITED STATES), INC.


                                                  By____________________________

                                                  Its___________________________


                                                  EDLON PRODUCTS, INC.


                                                  By____________________________

                                                  Its___________________________


                                                  BANK ONE, DAYTON, N.A., as
                                                  Agent


                                                  By____________________________

                                                  Its___________________________


                                                  NATIONAL CITY BANK, COLUMBUS


                                                  By____________________________

                                                  Its___________________________


                                                  BANK ONE, DAYTON, N.A., as a
                                                  Bank


                                                  By____________________________

                                                  Its___________________________

                      AMENDMENT NO. 3 TO CREDIT AGREEMENT
                      -----------------------------------

               THIS AMENDMENT NO. 3 ("Amendment") dated as of February 28, 1995, to that certain Credit Agreement by and among ROBBINS & MYERS, INC. ("Parent") and its subsidiaries listed on the signature pages hereof ("Borrowers"), BANK ONE, DAYTON, N.A. and NATIONAL CITY BANK, COLUMBUS as Banks ("Banks") and BANK ONE, DAYTON, N.A. as agent for the Banks ("Agent") dated as of June 24, 1994, as amended January 12, 1995, and February 28, 1995 (the "Credit Agreement").

                          WHEREAS, Borrowers, Banks and Agent have agreed to
               amend the Agreement on the terms and subject to the conditions set forth herein, for the purpose of allowing Borrower and its Subsidiaries to proceed with the transactions described on Exhibit A attached hereto (the "Transactions").

               NOW, THEREFORE, intending to be legally bound the parties hereto agree as follows:

               A. CONSENT TO TRANSACTION. Under the terms of the Credit Agreement, consent of the Banks to the Transactions is required pursuant to the terms of the following covenants:

                          1. Section 8.3, MERGER AND ACQUISITIONS, and Section 8.9, INVESTMENTS IN OTHER PERSON, as those covenants relate to the acquisition of assets and stock.

                          2. Section 8.9, INVESTMENTS IN OTHER PERSON, as that covenant relates to investment of cash by Pfaudler in its new subsidiary and investment by the new subsidiary in a marketing joint venture; provided, however, that these investments shall not be included in determining whether Borrower has exceeded the aggregate level of investments of $3,000,000 as permitted under
               Section 8.9(b) or $10,000,000 as permitted under Section 8.9(f).

                          3.  Section 8.1, BORROWING, and Section 8.7,
               LIABILITIES OF SUBSIDIARIES, as those covenants relate to issuance of notes by the new subsidiary of Pfaudler, the foreign subsidiary, and Pfaudler itself.

                          4.  Section 7.12,TRANSACTIONS WITH AFFILIATES,
               Section 8.5, CONTINGENT LIABILITIES, and Section 8.9, INVESTMENTS IN OTHER PERSON, as those covenants relate to the guarantee of various notes on a subordinated basis by Parent; provided, that the amounts of the guarantees permitted hereunder shall not count towards determining whether Parent has exceeded the permitted amount of investments under these covenants.

                          The Banks hereby consent to the Transactions and
               acknowledge that the Transactions shall not constitute a violation of the above-referenced covenants.

               B. CONDITIONS TO CLOSING. The effectiveness of the Banks' consent hereunder shall be conditioned upon Borrowers delivering to the Agent the following documents, in form and substance satisfactory to the Banks:

                          1. Guaranty Agreements from all new Subsidiaries of Borrowers incorporated in any state of the United States (the "Domestic Subsidiaries").

                          2. Properly executed security agreements from all new Domestic Subsidiaries of the Borrowers formed or acquired since June 24, 1994 ("New Domestic Subsidiaries").

                          3. Financing statements, executed by all New Domestic Subsidiaries, sufficient to perfect liens in all assets of such Domestic Subsidiaries.

                          4. Certified copy of the resolution of the Board of Directors of each New Domestic Subsidiary authorizing the execution and delivery of the guarantees and the security agreements by such subsidiary.

                          5. Certified copy of the resolution of the Boards of Directors of the Borrowers authorizing the execution and delivery of this amendment and the assumption of all other undertakings provided for herein.

                          6. Copies of all Guarantees executed by Parent in connection with the Transactions, certified by Parent to be true and complete copies and confirming that the indebtedness of Parent under the Guarantees is subordinate to the indebtedness of Parent to the Banks.

                          7. Opinion from counsel for the Borrowers in form and substance satisfactory to the Agent.

                          8. Borrowers shall have paid all expenses incurred by the Agent and the Banks in connection with this transaction, including attorneys' fees and other costs in negotiation, preparation and execution of this Amendment.

                          9. Such other documents as the Agent may reasonably request.

               C. REPRESENTATIONS AND WARRANTIES. In order to induce the Banks to enter into this Amendment, the Borrowers hereby make and restate in their entirety all of the representations and warranties set forth in Section 6 of the Credit Agreement (except for Section 6.26), which representations and warranties are true in all material respects as of the date of this Amendment and shall survive the execution and delivery of this Amendment. Borrowers further specifically represent and warrant that:

                          1. The following subsidiaries should be added to the list of subsidiaries contained in Exhibit 6.1 to the Credit
               Agreement:


                                                                                                              Registered
                                                                                                              Owner/
                                                       Jurisdiction of               Outstanding              Percentage
 Name                         Type                      Organization                   Shares                 Owned
 ----                         ----                      ------------                  ----------              -------------
 Glasteel                     Corporation               Delaware                                              Pfaudler/All
 Parts &
 Services, Inc.

 Cannon                       Corporation               England                                               Chemical Reactor
 Process Equipment, Ltd.                                                                                      Services, Ltd./All

 Universal Glasteel           Partnership               Ohio                          N/A                     Glasteel Parts and
 Equipment                                                                                                    Services, Inc./50%

                          2. Glasteel Parts and Services, Inc., which is acquiring the assets of Pharaoh Corp. in the Transactions, is not acquiring any Patents (as defined in the Collateral Assignment of Patents dated June 30, 1994, between Robbins & Myers, Inc. and the Agent), or any trademarks (as defined in the Grant of Security Interest in Trademarks dated June 30, 1994, between Robbins & Myers, Inc. and Agent).

               D.         FURTHER AGREEMENT.

                          1. Defined terms used in this Amendment shall have the meanings herein specified or specified in the Credit Agreement.

                          2. The execution and delivery of this Amendment is not intended to discharge any obligation of the Borrowers due to the Banks under the Credit Agreement.

                          3. There is no novation by the execution and delivery of this Amendment.

                          4. All the terms and conditions contained in the Credit Agreement and all documents executed in accordance therewith, except as expressly modified herein, shall continue unchanged and remain in full force and effect.

                          5. This Amendment shall become effective when it has been executed by Agent, Banks and Borrowers.

                          6. This Amendment shall be considered an integral part of the Credit Agreement, and all references to the Credit Agreement in the Credit Agreement itself or any document referring thereto shall, on and after the date of execution of this Amendment, be deemed to be references to the Credit Agreement as amended by this Amendment.

               IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first written above.

                                                  ROBBINS & MYERS, INC.


                                                  By____________________________

                                                  Its___________________________


                                                  CHEMINEER, INC.


                                                  By____________________________

                                                  Its___________________________


                                                  PFAUDLER, INC.,
                                                  (formerly Pfaudler (United
                                                  States), Inc.)


                                                  By____________________________

                                                  Its___________________________


                                                  EDLON PRODUCTS, INC.


                                                  By____________________________

                                                  Its___________________________

                                                  BANK ONE, DAYTON, N.A., as
                                                  Agent


                                                  By____________________________

                                                  Its___________________________



                                                  NATIONAL CITY BANK, COLUMBUS

                                                  By____________________________

                                                  Its___________________________


                                                  BANK ONE, DAYTON, N.A., as a
                                                  Bank


                                                  By____________________________

                                                  Its___________________________

                      AMENDMENT NO. 4 TO CREDIT AGREEMENT
                      -----------------------------------

               THIS AMENDMENT NO. 4 ("Amendment") dated as of April 10, 1995, to that certain Credit Agreement by and among ROBBINS & MYERS, INC. ("Parent") and its subsidiaries listed on the signature pages hereof ("Borrowers"), BANK ONE, DAYTON, N.A. and NATIONAL CITY BANK, COLUMBUS ("Banks"), and BANK ONE, DAYTON, N.A. as agent for the Banks ("Agent"), dated as of June 24, 1994, as amended January 12, 1995, and February 28, 1995 (the "Credit Agreement").

                          WHEREAS, Banks have agreed to increase the amount of
               Revolving Credit to be made available to the Borrowers under the Credit Agreement in order to enable Borrowers to retire the Senior Subordinated Extendible Reset Note of Robbins & Myers, Inc. issued to Eagle Industrial Products Corporation in the aggregate principal amount of $25,000,00; and

                          WHEREAS, in conjunction with such increase in the
               amount of Revolving Credit the parties have agreed to additional and/or modified terms and conditions in the Credit Agreement;

               NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

               A. CAPITALIZED TERMS. Capitalized terms used and not otherwise defined herein are used with the meaning set forth in the Credit Agreement.

               B. AMENDMENT TO SECTION 2.1 OF THE CREDIT AGREEMENT. Section 21.(b) shall be modified and amended in its entirety to read as follows:

               Bank                                Commitment           Pro Rata Share
               ----                                ----------           --------------
               Bank One, Dayton, N.A.              $29,000,000                58%
               National City Bank, Columbus        $21,000,000                42%
               Total Revolving Credit
                     Commitment                    $50,000,000               100%

               The total Revolving Credit Commitment shall be reduced to the amounts hereinafter set forth on the dates indicated:

                                                                             Total Revolving Credit
               Date of Reduction                                              Commitment Reduced to
                                                                              ---------------------
               March 1, 1996                                                        $48,000,000
               March 1, 1997                                                        $45,000,000
               March 1, 1998                                                        $41,000,000
               March 1, 1999                                                        $36,000,000
               March 1, 2000                                                        $35,000,000

               C. AMENDMENT TO SECTION 7.16 - MINIMUM TANGIBLE CAPITAL BASE. Section 7.16 shall be modified and amended in its entirety to provide as follows:

                                  At the end of the following fiscal quarters
                          of Parent, Borrowers and Subsidiaries shall maintain a minimum tangible Capital Base on a Consolidated basis of at least the minimum amounts hereinafter set forth. For the purposes of Compliance with this covenant, the amounts shown in the adjustment Amount column shall be added to actual Tangible Capital Base and provided that the sum thereof shall be equal to or greater than the Minimum Amount, the requirements of this covenant shall be deemed to have been met.

Fiscal Quarters Ending            Minimum Amount            Adjustment Amount
----------------------            --------------            -----------------
Prior to August 31, 1996            $12,000,000                $15,000,000

As of August 31, 1996               $21,000,000                $13,000,000
through May 31, 1997

As of August 31, 1997               $30,000,000                $10,000,000
through May 31, 1998

As of August 31, 1998               $39,000,000                $ 6,000,000
through May 31, 1999

As of August 31, 1999               $48,000,000                $ 1,000,000
through May 31, 2000

As of August 31, 2000               $57,000,000                $    0
through May 31, 2001

As of August 31, 2001               $66,000,000                $    0
and thereafter

         D. AMENDMENT TO SECTION 7.17 - LEVERAGE RATIO. Section 7.17 shall be modified and amended in its entirety to provide as follows:

                          At the end of each fiscal quarter of Parent during
                 the following fiscal years, the ratio of the outstanding indebtedness of Borrowers and Subsidiaries (but excluding liabilities for undrawn Letters of Credit) to the Tangible Capital Base of Borrowers and Subsidiaries, all on a Consolidated basis, shall not exceed the following:

Fiscal Quarters Ending                                      Maximum Ratio
----------------------                                      -------------
Prior to August 31, 1996                                          15.50:1

As of August 31, 1996                                              9.00:1
through May 31, 1997

As of August 31, 1997                                              5.85:1
through May 31, 1998

As of August 31, 1998                                              4.50:1
through May 31, 1999

As of August 31, 1999                                              3.75:1
through May 31, 2000

As of August 31, 2000                                              3.00:1
and thereafter

         E. AMENDMENT TO SECTION 7.18 - NET WORKING CAPITAL. Section 7.18 shall be modified and amended in its entirety to provide as follows:

                          At the end of each fiscal quarter of Parent, the
                 Working Capital of Borrowers and Subsidiaries on a Consolidated basis shall be at least $35,000,000.

         F. AMENDMENT TO SECTION 7.19 - INTEREST COVERAGE RATIO. Section 7.19 shall be modified and amended in its entirety to provide as follows:

                          At the end of each of the following fiscal quarters
                 of Parent, Borrowers and Subsidiaries shall maintain, on a Consolidated basis, at least the following multiples of (a) income before taxes and before interest expense paid or scheduled to be paid during the four fiscal quarters ending with such fiscal quarter to (b) interest expense paid or scheduled to be paid during such fiscal quarters (the "Interest Coverage Ratio"):

                (a) Each fiscal quarter ending prior to or on May 31, 1996: 2.20:1

                 (b) Each fiscal quarter ending after May 31, 1996 but prior to or on May 31, 1997: 2.50:1

                 (c) Each fiscal quarter ending after May 31, 1997 but prior to or on May 31, 1998: 2.75:1

                 (d) Each fiscal quarter ending after May 31, 1998 but prior to or on May 31, 1999: 3.0:1

                 (e)  Each fiscal quarter ending after May 31, 1999 but prior
         or on    May 31, 2000:  3.25:1

                 (f)  Each fiscal quarter ending after May 31, 2000:  4.0:1

         G. AMENDMENT TO SECTION 8.1 - BORROWING. Section 8.1 shall be modified and amended in its entirety to provide as follows:


                          Except with the prior written consent of Banks, no
                 Borrower shall create, incur, assume or suffer to exist any liability for Funded Indebtedness, or permit any Subsidiaries so to do except (i) Funded Indebtedness due hereunder and under the Notes to Banks, (ii) the Subordinated Notes, (iii) Funded Indebtedness reflected on the Financial Statements, (iv) Funded Indebtedness of Pfaudler-Werk, GMBH that is not guaranteed by a Borrower or a Subsidiary and (v) outside of the U.S.A. overdraft facilities not exceeding $5,000,000 in the aggregate; provided that such overdraft facilities shall be paid down to zero for at least one day during each 180-day period calculated commencing with the date of this Amendment and provided further that such overdraft facilities must be unsecured unless otherwise agreed to in writing by Banks.

         H. AMENDMENT TO SECTION 8.15 OF THE CREDIT AGREEMENT. Section 8.15 shall be amended and modified in its entirety to read as follows:

                 (a) "No Borrower shall engage, or permit any of its Subsidiaries to engage, in purchases or sales of commodity or currency options, futures, contracts, swap transactions or other similar hedging transactions including such as may be required by Section 4.11 hereof, and including a Borrower or a Subsidiary engaging in commodity and currency optics, futures and forward transactions in the ordinary course of its business for the purpose of hedging specific exposures to fluctuations in currencies or commodities that such entity incurs in the ordinary course of such entity's business (hereinafter called the "Currency Transactions") which, when the Reserve Amount (as hereinafter defined) with respect thereto is added to the amount of issued and outstanding Letters of Credit, exceeds in the aggregate, the sum of Twenty Million Dollars ($20,000,000).

                 (b) All such Currency Transactions entered into by Borrowers with Agent shall also satisfy the following conditions:

                          (1) For purposes of this Agreement, the Reserve Amount shall be that portion of the national amount of any Currency Transaction which the Banks, by law or policy, determine must be reserved against their credit risk in the Currency Transaction. Borrowers recognize that Bank One, Dayton, N.A. currently reserves 20% of the national amount of any such transaction; however, the Agent shall have the right to increase or decrease this percentage with respect to any and all future Currency Transactions;

                          (2) The Reserve Amount for such Currency Transaction shall not exceed the Unused Commitment at the time of the transaction;

                          (3) The availability of credit to Borrowers under the Total Revolving Credit Commitment shall at all times be reduced by the aggregate Reserve Amount for Borrower's Currency Transactions then in effect, and each Bank's Revolving Credit Commitment shall be deemed utilized to the extent of such Bank's Pro Rata Share of the Reserve Amount;

                          (4) No Currency Transaction shall have a maturity date more than 365 days after the date of the transaction without the written consent of the Agent; and

                          (5) All conditions precedent to making a Revolving Credit Loan have been satisfied as of the date of the Currency Transaction.

                 (c) Each Bank agrees that it will participate, in accordance with its Pro Rata Share, in any Currency Transaction entered into by the Agent and Borrowers pursuant to the terms of this Section 8.15. Each Bank will share in the profits and losses from trading in Currency Transactions and in the risk of such Currency Transactions, in accordance with the Bank's Pro Rata Share thereof.

                 (d) Whenever Agent enters into a Currency Transaction with one of the Borrowers on behalf of the Banks, the Agent will send a written confirmation of such transaction to National City Bank, Columbus within 2 days after the date of the transaction. Each Bank shall remain free to enter into foreign currency forward contracts and other similar hedging transactions for its own account with one or more of the Borrowers. If the Agent does not deliver notice to National City Bank, Columbus as required under this subparagraph, the transaction will be deemed to be solely for the account of Bank One, Dayton, N.A. and will not reduce the availability of credit under the Total Revolving Credit Commitment of the Banks.

                 (e) Failure by any Borrower to pay an amount due to the Agent under a Currency Transaction shall constitute for all purposes of this Agreement an irrevocable request by Borrowers for Revolving Credit Loans in the amount of such obligation, bearing interest at the rate then applicable to Revolving Credit Loans to which no LIBOR Pricing Option applies. However, if for any reason the conditions to the making of Revolving Credit Loans are not satisfied on the date payment of such amount is made or if the Banks cannot make Revolving Credit Loans for any other reason, payment by Agent of such amount shall instead constitute, for all purposes of this Agreement, the making by Agent of a Currency Transaction Advance in the amount of such obligation. Currency Transaction Advances shall bear interest at the Borrowers' Default Rate until paid and Borrowers shall repay to Agent for the account of Agent (and of each Bank participating in the Currency Transaction Advance) the outstanding amount of such Currency Transaction Advance, plus interest, on demand.

                 (f) If any Currency Transactions remain outstanding on the Termination Date, Borrowers shall deposit with Agent cash or other liquid collateral acceptable to Agent in an amount at least equal to the Reserve Amount of each such outstanding Currency Transaction, to be held by Agent pursuant to a cash collateral agreement acceptable to Agent in its discretion, until such Currency Transaction is completed, and such collateral may be applied to reimburse Agent and Banks for any damage resulting from Borrowers' failure to perform its obligations under a Currency Transaction.

         I. AMENDMENT TO EXHIBIT 1.1 - DEFINITIONS. The definition of Letter of Credit Commitment in Exhibit 1.1 to the Credit Agreement hereby is amended and restated in its entirety as follows:

                          "Letter of Credit Commitment" is Twenty Million
               Dollars ($20,000,000).

         J. FEE FOR INCREASE IN TOTAL REVOLVING CREDIT COMMITMENT. At the closing upon this Amendment, Borrowers shall pay to Agent for the PRO RATA accounts of the Banks (based upon each Bank's Pro Rata share) a non-refundable fee equal to .625% of the amount of the increase in the Total Revolving Credit Commitment.

         K. OTHER FEES AND EXPENSES RELATING TO AMENDMENT TO CREDIT AGREEMENT. Borrowers shall pay all fees and expenses of Agents and Banks, including the fees and expenses of counsel to the Agent and each Bank relating to the preparation of and closing upon this Amendment to Credit Agreement.

         L. CONSENT TO RETIREMENT OF SUBORDINATED NOTE AND FIRST SUPPLEMENTAL INDENTURE. Banks hereby consent to Borrowers retirement of the Senior Subordinated Extendible Reset Note of Robbins & Myers, Inc. issued to Eagle Industrial Products Corporation in the aggregate principal amount of $25,000,000. Banks also consent to Robbins & Myers, Inc. entering into the First Supplemental Indenture dated as of April 10, 1995 among Robbins & Myers, Inc., PNC Bank, Ohio National Association, Eagle Service Corporation of Delaware and Eagle Industrial Products Corporation ("First Supplemental Indenture"), which relates to the transaction consented to in the preceding sentence. A copy of the First Supplemental Indenture is attached as Exhibit A hereto.

         M. CONDITIONS FOR CLOSING. The Banks' obligation to execute and close upon this Amendment No. 4 shall be contingent upon delivery of the following in form and substance satisfactory to the Agent:

                 (a) The Amended Substitute Revolving Credit Notes payable to the respective Banks;

                 (b) The First Amendment to Corporate Guaranty Agreement from Glasteel Parts and Service, Inc.;

                 (c) Certified Copy of Corporate resolution(s) authorizing the Borrowers to enter into the transaction contemplated herein; and

                 (d) Opinion of counsel for Borrowers comparable to the extent appropriate for this transaction to Exhibit 9.11 of the Credit Agreement.

         N. REPRESENTATIONS AND WARRANTIES. In order to induce the Banks to enter into this Amendment No. 4, the Borrowers hereby represent and warrant that they are in full compliance with all of their duties and obligations under the Credit Agreement as amended hereby.

         O. FURTHER AGREEMENT.

                 1. Defined terms used in this Amendment shall have the meanings herein specified or specified in the Credit
         Agreement.

                 2. The execution and delivery of this Amendment is not intended to discharge any obligation of the Borrowers due to the Banks under the Credit Agreement.

                 3. There is no novation by the execution and delivery of this Amendment.

                 4. All the terms and conditions contained in the Credit Agreement and all documents executed in accordance therewith, except as expressly modified herein, shall continue unchanged and remain in full force and effect.

                 5. This Amendment shall become effective when it has been executed by the Agent, Banks and Borrowers.

                 6. This Amendment shall be considered an integral part of the Credit Agreement, and all references to the Credit Agreement in the Credit Agreement itself or any document referring thereto shall, on and after the date of execution of this Amendment, be deemed to be references to the Credit Agreement as amended by this Amendment.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.

                                                ROBBINS & MYERS, INC.

                                                By______________________________

                                                Its_____________________________

                                                CHEMINEER, INC.

                                                By______________________________

                                                Its_____________________________

                                                PFAUDLER, INC.,
                                                (formerly Pfaudler (United
                                                States), Inc.)

                                                By______________________________

                                                Its_____________________________

                                                EDLON PRODUCTS, INC.

                                                By______________________________

                                                Its_____________________________

                                                BANK ONE, DAYTON, N.A., as Agent

                                                By______________________________

                                                Its_____________________________

                                                NATIONAL CITY BANK, COLUMBUS

                                                By______________________________

                                                Its_____________________________

                                                BANK ONE, DAYTON, N.A., as a
                                                Bank

                                                By______________________________

                                                Its_____________________________

                      AMENDMENT NO. 5 TO CREDIT AGREEMENT
                      -----------------------------------

         THIS AMENDMENT NO. 5 ("Amendment") dated as of October 23, 1995, to that certain Credit Agreement by and among ROBBINS & MYERS, INC. and its subsidiaries listed on the signature pages hereof ("Borrowers"), BANK ONE, DAYTON, N.A. and NATIONAL CITY BANK, COLUMBUS as Banks ("Banks") and BANK ONE, DAYTON, N.A. as agent for the Banks ("Agent") dated as of June 24, 1994 (the "Credit Agreement").

                 WHEREAS, as a part of the consideration for its acquisition of all of the capital stock of the other Borrowers in 1994, Robbins & Myers, Inc. issued 2,000,000 stock appreciation rights ("SAR's") pursuant to a SAR and Registration Rights Agreement dated as of June 30, 1994; and

                 WHEREAS, the holders of 1,850,000 of the SAR's desire to exercise such SAR's, and Robbins & Myers, Inc. desires to make the required payment to such holders in cash, in accordance with the Agreement in the form attached hereto between Robbins & Myers, Inc. and Eagle Industries, Inc. and a separate agreement between Robbins & Myers, Inc. and Nationsbanc Capital Markets, Inc. (together the "SAR Exercise Agreements").

                 NOW, THEREFORE, intending to be legally bound the parties hereto agree as follows:

         A.      AMENDMENT TO SECTION 7.16 - MINIMUM TANGIBLE CAPITAL BASE.
         Section 7.16 shall be modified and amended in its entirety to provide as follows:

                          At the end of the following fiscal quarters of
                 Parent, Borrowers and Subsidiaries shall maintain a minimum Tangible Capital Base on a consolidated basis of at least the minimum amounts hereinafter set forth.


                 Fiscal Quarters
                      Ending                    Minimum Amount
                 ---------------                --------------
                 Prior to 8-31-96                $ 12,000,000

                 As of 8-31-96
                   through 5-31-97               $ 21,000,000

                 As of 8-31-97
                   through 5-31-98               $ 30,000,000

                 As of 8-31-98
                   through 5-31-99               $ 39,000,000

                 Fiscal Quarters
                      Ending                  Minimum Amount
                 ---------------              --------------
                 As of 8-31-99
                   through 5-31-2000          $ 48,000,000

                 As of 8-31-2000
                   through 5-31-2001          $ 57,000,000

                 As of 8-31-2001
                   and thereafter             $ 66,000,000

         B. AMENDMENT TO SECTION 7.18 - NET WORKING CAPITAL. Section 7.18 shall be modified and amended in its entirety to provide as follows:

                          At the end of each fiscal quarter of Parent, the
                 Working Capital of Borrowers and Subsidiaries on a Consolidated basis shall be at least $30,000,000.

         C. AMENDMENT TO DEFINITION OF "TANGIBLE CAPITAL BASE". The definition of "Tangible Capital Base" set forth in Exhibit 1.1 to the Credit Agreement hereby is amended in its entirety to read as follows:

                          "TANGIBLE CAPITAL BASE" means the sum of (i) the
                 Tangible Net Worth of Borrowers, plus (ii) the amount of all Subordinated Indebtedness, excluding any discount of the principal amount of the Subordinated Notes, plus (iii) during the following periods, the amounts indicated below:

                      Period                                             Additional Amount
                      ------                                             -----------------
                 Prior to 8-31-96                                           $32,550,000

                 As of 8-31-96
                   through 5-31-97                                          $30,500,000

                 As of 8-31-97
                   through 5-31-98                                          $10,000,000

                 As of 8-31-98
                   through 5-31-99                                          $ 6,000,000

                 As of 8-31-99
                   through 5-31-2000                                        $ 1,000,000

                 Thereafter                                                 $ 0

         D. AMENDMENT TO SECTION 7.21 - FIXED CHARGE COVERAGE RATIO LIMITATION. Section 7.21 shall be modified and amended to restate clause (b) in its entirety as follows:

                 7.21 FIXED CHARGE COVERAGE RATIO LIMITATION. Each time the Consolidated Fixed Charge Coverage Ratio for a period of four fiscal quarters is less than (a) 2.50:1 for four-quarter periods ending prior to or on August 31, 1995, or (b) 3.50:1 for four-quarter periods ending after August 31, 1995, then Borrower may not receive any Revolving Loans until the Fixed Charge Coverage Ratio increases to an amount equal to or greater than the minimum ratio listed in clause (a) or (b) above, whichever is applicable by its terms. With respect to each applicable four-quarter period, this prohibition on Revolving Loans shall become effective upon the date of receipt by Agent of the financial statements of Borrowers for the relevant period, and shall continue until receipt by Agent of financial statements for a later relevant period demonstrating that Borrowers may again receive Revolving Loans pursuant to this Section.

         E. OTHER FEES AND EXPENSES RELATING TO AMENDMENT TO CREDIT AGREEMENT. Borrowers shall pay all fees and expenses of Agent and Banks, including the fees and expenses of counsel to the Agent and each Bank relating to the preparation of and closing upon this Amendment to Credit Agreement.

         F. CONSENT TO PAYMENT PURSUANT TO SAR EXERCISE AGREEMENTS. Banks hereby consent to the payment by Borrowers of up to $18,037,500 pursuant to the SAR Exercise Agreements.

         G. CONDITIONS FOR CLOSING. The Banks' obligation to execute and close upon this Amendment No. 5 shall be contingent upon delivery of a certified copy of Corporate Resolution(s) authorizing the Borrowers to enter into the transaction contemplated herein.

         H. REPRESENTATIONS AND WARRANTIES. In order to induce the Banks to enter into this Amendment No. 5, the Borrowers hereby represent and warrant that they are in full compliance with all of their duties and obligations under the Credit Agreement as amended hereby.

         I.      FURTHER AGREEMENT.

                 1. Defined terms used in this Agreement shall have the meanings herein specified or specified in the Credit Agreement.

                 2. The execution and delivery of this Amendment is not intended to discharge any obligation of the Borrowers due to the Banks under the Credit Agreement.

                 3. There is no novation by the execution and delivery of this Amendment.

                 4. All the terms and conditions contained in the Credit Agreement and all documents executed in accordance therewith, except as expressly modified herein, shall continue unchanged and remain in full force and effect.

                 5. This Amendment shall become effective when it has been executed by Agent, Banks and Borrowers.

                 6. This Amendment shall be considered an integral part of the Credit Agreement, and all references to the Credit Agreement in the Credit Agreement itself or any document referring thereto shall, on and after the date of execution of this Amendment, be deemed to be references to the Credit Agreement as amended by this Amendment.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first written above.

                                                 ROBBINS & MYERS, INC.


                                                 By:
                                                     ---------------------------

                                                 Its
                                                     ---------------------------


                                                 CHEMINEER, INC.


                                                 By:
                                                     ---------------------------

                                                 Its
                                                     ---------------------------


                                                 PFAUDLER, INC.,
                                                 (formerly Pfaudler (United
                                                 States), Inc.)


                                                 By:
                                                     ---------------------------

                                                 Its
                                                     ---------------------------

                                                EDLON, INC.


                                                By:___________________________

                                                Its___________________________


                                                BANK ONE, DAYTON, N.A., as Agent


                                                By:___________________________

                                                Its___________________________


                                                NATIONAL CITY BANK, COLUMBUS


                                                By:___________________________

                                                Its___________________________


                                                BANK ONE, DAYTON, N.A., as a
                                                Bank


                                                By:___________________________

                                                Its___________________________